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                                                                   Exhibit 10.42


                     The Corporate Executive Board Company
                                 The Watergate
                         600 New Hampshire Avenue, N.W.
                             Washington, D.C. 20037



                                January 18, 1999



Mr. Jeffrey D. Zients
c/o The Corporate Executive Board Company
600 New Hampshire Avenue, NW
Washington, D.C.  20037

     Re: Stock Option Agreement #1 and Stock Option Agreement #2 (collectively, the "Agreements"), between The Corporate Executive Board Company
          (the "Company") and Jeffrey D. Zients (the "Optionee")


Dear Jeff:

     The purpose of this letter is to clarify certain mutual understandings with respect to the interpretation of the above-referenced Agreements. Capitalized terms used but not defined in this letter have the meanings given them in the Agreements.

     First, if the Optionee serves as a director of the Company, such service shall be considered continued employment with the Company for purposes of the Agreements. Specifically, a date on which the Optionee ceases to hold any position with the Company except for serving as a director of the Company, shall not, for purposes of the Agreements, be deemed a Termination Date, a Voluntary Resignation Date or a date in which the Optionee ceases to be employed by the Company for Cause.

     Second, if the Optionee serves the Company solely as a director, and subsequently ceases to serve as a director for any reason other than upon death or a Disability, such cessation shall be treated as a termination without Cause for purposes of the Agreements.

     Third, in the event of an Initial Public Offering, the Options shall terminate on the earlier of (A) March 31, 2009 and (B) the later of (i) thirty
(30) days after the expiration of any lockup period applicable to the Option Shares and (ii) the date specified by Section 5(f) of the Agreements.
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     If the foregoing accurately reflects our mutual understanding with respect to the interpretation of the Agreements, please so indicate by signing below.

                                        Very truly yours,


                                        THE CORPORATE EXECUTIVE
                                        BOARD COMPANY

                                        By: /s/ Harold L. Siebert
                                           ------------------------------
                                        Name:   Harold "Rusty" Siebert
                                        Title:  Chairman of the Board


SO AGREED:

  /s/ Jeffrey D. Zients
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Optionee












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